UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 12, 2015

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3000 GSK Drive, Moon Township, Pennsylvania	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2015, Robert P. O’Brien informed the Company that he intends to retire from his position as Executive Vice President and Chief Operating Officer of the Company, effective April 1, 2016.  Also on October 12, 2015, Mr. O’Brien and the Company entered into an Agreement for Consulting Services (the “Consulting Agreement”).

Pursuant to the Consulting Agreement, Mr. O’Brien agreed to provide consulting services (including consulting and operational services relating to transition matters) for a period of eighteen (18) consecutive months following his official retirement date.  Mr. O’Brien also reaffirmed his confidentiality obligations and agreed to non-competition and non-solicitation obligations for a period of two years following his official retirement date.   The Company will pay Mr. O’Brien a retainer of $10,765 per month for eighteen (18) months beginning in April 2016.

A copy of the Company’s press release with respect to Mr. O’Brien’s retirement and Consulting Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full and complete copy of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
 (d)      Exhibits.  The following exhibits are being filed pursuant to Item 601 of Regulation S-K to this Form 8-K:

Exhibit No.	Description

10.1	Agreement for Consulting Services by and between Calgon Carbon Corporation and Robert P. O’Brien executed on October 12, 2015.

99.1	Press Release dated October 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: October 13, 2015	/s/ Randall S. Dearth

(Signature)
Randall S. Dearth
Chairman, Chief Executive Officer and President